Exhibit 99.1

Contact:

Infinity Pharmaceuticals, Inc.

Jaren Irene Madden, 617-453-1336

Jaren.Madden@infi.com

http://www.infi.com

Media:

Liz Falcone, 617-761-6727

Liz.Falcone@fkhealth.com

INFINITY REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

– Anticipates Data from Four Ongoing Clinical Trials in the Second Half of 2012 –

Cambridge, Mass. – May 8, 2012 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today reported its financial results for the first quarter of 2012. The company maintained its strong financial condition while continuing to advance its clinical programs during the quarter toward the key development milestones expected in the second half of 2012.

“We continue to anticipate important data readouts in the second half of 2012 from four of our six ongoing trials across three distinct development programs. Positive data in any of our programs have the potential to be significant for our company by providing a path to registration,” stated Adelene Q. Perkins, Infinity’s president and chief executive officer. “We ended the first quarter with nearly $105 million in cash and investments as well as $230 million in committed research and development funding. This strong financial foundation enables us to continue investing in discovery efforts to further enhance our pipeline while also advancing our development programs to key value inflection points before needing to finance.”

First Quarter 2012 Financial Results

•	At March 31, 2012, Infinity had total cash, cash equivalents and available-for-sale securities of $104.9 million, compared to $115.9 million at December 31, 2011.

•

Total revenue for the first quarter of 2012 was $25.2 million, compared to $27.2 million for the same period in 2011. In the first quarter of 2012, revenue was composed of $24.2 million for reimbursed research and development (R&D) services and $1.0 million from the amortization of deferred revenue associated with the grant of rights and licenses under Infinity’s strategic alliance with Purdue Pharmaceutical Products L.P. and Mundipharma International Corporation Ltd., compared to $26.2 million and $1.0 million, respectively, for the same period in 2011.

•

R&D expense for the first quarter of 2012 was $28.6 million, compared to $24.3 million for the same period in 2011. The increase in R&D expense for the first quarter of 2012 compared to the same period in 2011 was related primarily to the continued clinical development of saridegib, retaspimycin HCl and IPI-145.

•

General and administrative (G&A) expense for the first quarter of 2012 was $6.8 million, compared to $4.9 million for the same period in 2011. The increase in G&A expense for the first quarter of 2012 compared to the same period in 2011 was related primarily to higher early commercial development and patent expenses, as well as increased headcount to support the company’s advancing R&D programs.

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Net loss for the first quarter of 2012 was $10.7 million, or a basic and diluted loss per common share of $0.40, compared to $2.3 million, or a basic and diluted loss per common share of $0.09, for the same period in 2011.

Conference Call Information

Infinity will host a conference call today, Tuesday, May 8, 2012, at 4:30 p.m. ET to discuss these financial results and provide an update on the company. A live webcast of the conference call can be accessed in the “investors/media” section of Infinity’s website at www.infi.com. To participate in the conference call, please dial 1-877-316-5293 (domestic) or 1-631-291-4526 (international) five minutes prior to start time. An archived version of the webcast will be available on Infinity’s website for 30 days.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative drug discovery and development company seeking to discover, develop and deliver to patients best-in-class medicines for diseases with significant unmet need. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. Infinity’s programs focused on the inhibition of the Hedgehog pathway, heat shock protein 90 and phosphoinositide-3-kinase are evidence of its innovative approach to drug discovery and development. For more information on Infinity, please refer to the company’s website at www.infi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include those regarding the reporting of data from four of Infinity’s six ongoing clinical trials, the impact of positive data from these trials and the ability of Infinity to invest in its early pipeline and advance its programs to key data inflection points without needing further financing. Such statements are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that Infinity’s strategic alliance with Mundipharma will continue for its expected term or that it will fund Infinity’s programs as agreed, that any product candidate Infinity is developing will successfully complete necessary preclinical and clinical development phases or that development of any of Infinity’s product candidates will continue. Further, there can be no guarantee that any positive developments in Infinity’s product portfolio will result in stock price appreciation. Management’s expectations could also be affected by risks and uncertainties relating to: Infinity’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Infinity’s ability to enroll patients in its clinical trials; unplanned cash requirements and expenditures, including in connection with business development activities; development of agents by Infinity’s competitors for diseases in which Infinity is currently developing its product candidates; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s annual report on Form 10-Q for the quarter ended March 31, 2012, filed with the Securities and Exchange Commission on May 8, 2012. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

INFINITY PHARMACEUTICALS, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31, 2012	December 31, 2011

Cash, cash equivalents and available-for-sale securities, including long term	$104,942	$115,937
Other current assets	4,360	2,703
Property and equipment, net	4,372	4,582
Other long-term assets	1,250	1,268

Total assets	$114,924	$124,490

Current liabilities	$28,235	$28,986
Long-term debt due to Purdue entities, net of debt discount	38,234	37,553
Deferred revenue from Purdue entities, less current portion	41,093	42,147
Other long-term liabilities	399	371
Total stockholders’ equity	6,963	15,433

Total liabilities and stockholders’ equity	$114,924	$124,490

INFINITY PHARMACEUTICALS, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2012	2011

Collaborative research and development revenue from Purdue entities	$25,202	$27,187

Operating expenses:
Research and development	28,551	24,278
General and administrative	6,812	4,876

Total operating expenses	35,363	29,154

Loss from operations	(10,161)	(1,967)

Other income (expense):
Interest expense	(681)	(433)
Interest and investment income	120	94

Total other expense	(561)	(339)

Net loss	$(10,722)	$(2,306)

Basic and diluted loss per common share	$(0.40)	$(0.09)

Basic and diluted weighted average number of common shares outstanding	26,776,856	26,536,048

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